SunOpta Inc.

Annual and Special Meeting of Shareholders

May 14, 2009

Report On Attendence

We confirm that there are 27,298 shareholders holding 48,147,310 shares of SunOpta Inc. represented in person or by proxy at this Meeting. This represents 74.42% of the 64,692,661 issued and outstanding shares.

DATED at Brampton this 14th day of May 2009.

Broadridge

/s/ Jeri Trotter
Jeri Trotter
Scrutineer

/s/ Evelyn Ligias
Evelyn Ligias
Scrutineer

SUNOPTA INC.
Votes Summary as at May, 14 2009	Meeting Date: 05/14/09
Record Date: 03/25/09

Proposal 1	For	47,400,668	98.46%
	Withhold	739,696	1.54%

Director	For		Withhold
JAY AMATO	43,801,429	90.99%	4,338,935	9.01%
STEVE BROMLEY	45,648,382	94.82%	2,491,982	5.18%
DOUGLAS GREENE	45,932,674	95.41%	2,207,690	4.59%
VICTOR HEPBURN	45,912,429	95.37%	2,227,935	4.63%
KATRINA HOUDE	45,827,939	95.20%	2,312,425	4.80%
CYRIL ING	45,794,087	95.13%	2,346,277	4.87%
JEREMY KENDALL	43,513,666	90.39%	4,626,698	9.61%
ALLAN ROUTH	47,180,395	98.01%	959,969	1.99%

Proposal 2	For	47,114,682	97.87%
	Withhold	1,025,685	2.13%

Proposal 3	For	25,098,141	81.37%
	Against	5,604,674	18.17%
	Withhold	139,993	0.45%

Issued and Outstanding Shares:			64,692,661
Voted:			74.42%